Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the date on the signature page hereto, by and between Bioscience Technologies, Inc., a New Jersey corporation, ("Purchaser"), Integrated BioPharma, Inc., a Delaware corporation ("Parent"), BevSpec, Inc., a Texas corporation ("Seller"), and, for limited purposes, the shareholders of Seller identified on the signature page hereto (the "Shareholders"), and the Finders, as defined in
Section 4.2(p) below (the Finders, together with the Shareholders, being referred to herein as the "Seller Parties"). Purchaser, Parent and Seller are sometimes referred to herein individually as a "Party," and, collectively, as the "Parties."

                                    RECITALS

                  WHEREAS, Purchaser is a wholly owned subsidiary of Parent;

                  WHEREAS, Seller is the owner of various assets related to the Syzmo energy drink and low glycemic soda product lines (the "Product Lines");

                  WHEREAS, the assets specifically and directly related to the Product Lines include, but are not limited to, the following: trademarks, art work, formula for the products, customer list, goodwill and inventory;

                  WHEREAS, the Parties desire to evidence an agreement for Purchaser to purchase all of the assets related to the Product Lines from Seller, on the terms and conditions set forth herein;

                  WHEREAS, the Parties intend for the transactions contemplated by this Agreement to qualify as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Shareholders have concurrently entered into a plan of reorganization (the "Plan of Reorganization") to accomplish the intent to conduct such reorganization;

                  WHEREAS, the Plan of Reorganization requires that shares transferred to Seller immediately be distributed to the Shareholders;

                  WHEREAS, the shares to be transferred to Seller (and from Seller to the Shareholders) as part of the purchase price will be held in escrow and will remain subject to Purchaser's claims under the indemnification provisions of this Agreement; and

                  WHEREAS, Purchaser, Parent and Seller intend to enter into the transactions as of the date hereof (the "Effective Date");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and representations herein contained, Purchaser and Seller agree as follows:

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                                   ARTICLE I
                                PURCHASE AND SALE

1.1 Purchase and Sale of Transferred Assets. On the terms and subject to the conditions herein expressed, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser and Purchaser agrees to purchase, good and marketable title to all of the assets, properties, and business of Seller of every nature, and description, whether tangible or intangible, contingent or otherwise, wherever so located and whether or not reflected on the books and records of Seller related to the Product Lines, including, without limitation, all copyrights, trademarks, and trade names and associated goodwill, inventories, product formulas, product labels, customer lists and books and records (collectively hereinafter referred to as the "Transferred Assets"). Without limiting the generality of the foregoing, it is agreed that the Transferred Assets shall include, without limitation, all of the assets listed on Schedule 1.1 to this Agreement and shall be deemed transferred to Purchaser in their respective amounts existing on the Effective Date. No assets of Seller, other than the Transferred Assets, are being transferred hereunder.

1.2 Assumed Liabilities. Purchaser shall assume the liabilities set forth on
Schedule 1.2 (the "Assumed Obligations") and the payment obligations set forth on Schedule 1.2.1 (the "Payment Obligations") up to the total amount of $307,609.31. The Assumed Obligations and the Payment Obligations shall be referred to herein as the "Assumed Liabilities". As to the Payment Obligations, Seller and Seller Parties shall be responsible for any and all liabilities related to the Payment Obligations that exceed $307,609.31. Other than the Assumed Liabilities, in no event shall Purchaser be deemed to have assumed or be responsible for any liabilities, liens, security interests, claims, obligations or encumbrances of Seller, contingent or otherwise, and the Transferred Assets shall be sold and conveyed to Purchaser free and clear of all liabilities, liens, security interests, claims, obligations and encumbrances and arising out of the conduct of the business relating to the Transferred Assets by Seller prior to the Closing (as defined herein). Without limiting the generality of the foregoing, in no event shall Purchaser assume or be responsible for: (i) any income, property, franchise, sales, use or other tax of Seller or any filing requirements or obligations with respect thereto arising out of or resulting from the sale of the Transferred Assets hereunder (all such taxes to be paid by Seller) or any transaction of Seller prior to or subsequent to the execution of this Agreement; and (ii) any liabilities, obligations or costs resulting from any claim or lawsuit or other proceeding relating to the Transferred Assets or naming Seller or any successor thereof as a party and arising out of events, transactions or circumstances occurring or existing prior to the Closing Date.

1.3 Assignment of Contracts. Seller does hereby assign to Purchaser all of Seller's right, title and interest in and to the contracts and agreements listed on Schedule 1.3 attached hereto (the "Assigned Contracts"), free and clear of all claims, liens, pledges, encumbrances, mortgages, taxes and equities of any kind whatsoever.

1.4 Delivery of Know-How. At Closing, Seller shall furnish to Purchaser copies of the documents listed on Schedule 1.4 attached hereto that relate to the Product Line intellectual property.

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1.5 Excluded Assets. Notwithstanding anything herein to the contrary, the following assets related to the Product Lines are being retained by Seller and are not being assigned, transferred or sold to Purchaser:

(a) all bank accounts, demand accounts, deposit accounts, cash on hand; provided, however, the Seller shall use any funds in such accounts or any cash on hand to extinguish any debts of the Seller due and payable prior to Closing (as defined below); and

(b) all other assets of Seller not used in connection with the Product Lines that are specifically listed on Schedule 1.5.

                                   ARTICLE II
                                 PURCHASE PRICE

2.1 Purchase Price. The purchase price for the Transferred Assets shall be payable as follows:
         --------------

(a) Stock Issuance. Purchaser shall cause to be issued to Seller 185,000 shares of unregistered common stock of Parent (the "Transferred Shares") and assume the liabilities and payment obligations in Section
         1.2. As part of the Plan of Reorganization, Seller shall be dissolved and the Transferred Shares shall be distributed to the Shareholders.

(b)      Escrow.  The  Transferred  Shares shall be held in escrow
         (the "Escrow") for a period of one (1) year from the Closing Date and released pursuant to the terms of an Escrow Agreement (the
         "Escrow Agreement") between and among Purchaser, Seller and Greenberg Traurig, LLP (the "Escrow Agent") in the form of
         Exhibit A attached hereto. Purchaser will cause its transfer agent to deliver certificates representing such shares in the name of each Seller Party to the Escrow Agent as soon as practicable after the Closing Date. Such shares shall be restricted stock and shall bear the restrictive legend set forth in Section 4.2(o) herein. The Seller and each of the Seller Parties hereby appoint Richard
         Sorenson, Jeff O'Neal and Nicholas Spiropoulus to act as their representative in giving any notices or otherwise acting on behalf of the Seller under the Escrow Agreement.

                                  ARTICLE III
                                     CLOSING

3.1 Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing") on the date hereof at 11:00 a.m. (New York time), simultaneously with the execution of this Agreement by the Parties, at the offices of Greenberg Traurig, LLP, New York, New York or on such other date, or at such other time or place, as shall be mutually agreed upon by the Parties hereto (the "Closing Date").

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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1 General Statement. No specific representation and warranty shall l imit the generality or applicability of a more general representation or warranty.

4.2 Representations and Warranties of Seller. Seller and each Seller Party hereby represent and warrant to

Purchaser that:

(a) Organization; Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business and is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of its business or the properties owned, leased or operated by it requires qualification or licensure, except where the failure to be so qualified or licensed would not have a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

(b) Authority. Seller has full power and authority to execute and deliver this Agreement, the other agreements contemplated herein, and to consummate the transactions contemplated hereby.

(c) Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, now or hereafter in effect, and general principles of equity. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any court, government or governmental agency, or third person in order to consummate the transactions contemplated by this Agreement.

(d) Ownership; Title. Seller is the owner of, and has good, valid and marketable title to, the Transferred Assets, free and clear of all encumbrances including any taxes, security interests, purchase rights, contracts, commitments, equities, claims, demands, liens, encumbrances or other restrictions whatsoever in law or in equity (the "Encumbrances"). Except for this Agreement, Seller is not a party to any purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of the Transferred Assets. The trademarks conveyed hereunder are not registered trademarks.

(e) Capacity. Seller has full legal power, right and authority and all authorizations and approvals required by law to enter into and perform this Agreement and to sell, transfer and deliver good, valid and marketable title to the Transferred Assets free and clear of any and all liens, claims, encumbrances, or rights of third parties whatsoever in accordance with the terms of this Agreement.

(f) Nonviolation. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby by Seller do not and will not (a) violate or conflict with the provisions of the Articles of Incorporation or Bylaws, or other charter documents, of Seller,
                  (b) constitute a default under, violate, conflict with, or result in the termination of, any contract, agreement, judgment, order, injunction or decree to which any Seller is a party, or by which Seller is bound or to which Seller, or any of the Transferred Assets is subject, (c) to Seller's knowledge, conflict with or violate any law, rule or regulation of any governmental authority having jurisdiction over Seller or any of the Transferred Assets, or
                  (d) result in the creation or imposition of any Encumbrance on the Transferred Assets.

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(g)               Litigation. Except as set forth in Schedule 4.2(g), there is no pending or, to Seller's knowledge, threatened, litigation or judicial, administrative or arbitration claim, action or proceeding with respect to the Transferred Assets, nor are there any judgments, orders, writs, injunctions or decrees currently in effect involving or affecting any of the Transferred Assets.

(h) Inventory. Except as set forth in Schedule 4.2(h), all the inventory including finished goods, goods under open purchase orders or invoices on the Closing Date, work-in-process and raw materials is in good condition, not obsolete or defective, and is usable and saleable in the ordinary course of Seller's business as presently conducted and does not have an expiration date that expires within six (6) months from Closing.

(i)               Warranty or Product Liability Claims. Except as set forth in
                  Schedule 4.2(i), there are no pending or, to Seller's knowledge, threatened warranty or product liability claims against Seller with respect to Seller's finished goods.

(j) Return Policy. Seller has no written return policy with respect to the finished goods.

(k) Compliance with Laws. To Seller's knowledge, Seller is in material compliance with all federal, state, local, municipal and foreign laws, rules, regulations, statutes and ordinances applicable to Seller as they relate to the Transferred Assets.

(l) Purchase Orders. Schedule 4.2(l) attached hereto contains a list of open purchase orders and invoices ("Purchase Orders") specifically identifying the goods and quantities under such open orders. To Seller's actual knowledge, such Purchase Orders and the goods that are the subject of such orders are being transferred to Purchaser herewith free of any Encumbrances or third party claims and are for the benefit of Purchaser.

(m) Permits and Licenses. Schedule 4.2(m) sets forth a list of all permits, licenses or authorizations held by Seller (collectively, the "Permits") required for sale of the Products. To Seller's knowledge, each such Permit is in full force and effect and Seller is in material compliance with such Permit. To Seller's knowledge, such listed Permits are the only Permits required for Purchaser to utilize the Transferred Assets. To Seller's knowledge, no suspension or cancellation of a Permit is threatened. Seller has no basis for believing that such Permit will not be assignable to Purchaser or renewable upon expiration, as the case may be. Each such Permit will continue in full force and effect immediately following the Closing.

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(n)               Intellectual  Property.  Schedule 4.2(n) lists (a) all
                  trademarks,   trade   names,  logos,  patents,  if  any,
                  service marks, designs and specifications, copyrights, data, formulas, processes, inventions and other intellectual property and all applications therefor materially related to the Transferred Assets (collectively, "Intellectual Property"), owned, licensed or used by Seller (and discloses whether such Intellectual Property is owned by Seller and any agreements that license such Intellectual Property to
                  Seller or otherwise allows Seller to use such Intellectual Property) and (b) all licenses granted by Seller, if any, with regard to Intellectual Property. Seller owns or has the right to use all Intellectual Property owned, licensed or used by it, and such rights will be owned, licensed or made available for use by Purchaser after the Closing on terms and conditions substantially identical to those under which Seller owned, licensed or used such rights prior to the Closing. To Seller's knowledge, no Intellectual Property owned by Seller violates or infringes on any rights of any third parties. To Seller's actual knowledge, no Intellectual Property licensed or used by Seller violates or infringes on any rights of any third parties. There is no pending or, to
                  Seller's   knowledge,   threatened,   claim  or   litigation
                  contesting the right of Seller to own, license or use such Intellectual Property. To Seller's knowledge, no third party is presently infringing any Intellectual Property owned by Seller. To Seller's actual knowledge, no third party is presently infringing any Intellectual Property licensed or used by Seller.

(o)               Investment Representations.

        (i) Seller is acquiring the Transferred Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

        (ii) Seller has had adequate opportunity to obtain from representatives of Purchaser such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of such Seller's acquisition of the Transferred Shares.

        (iii) Seller has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Transferred Shares and to make an informed investment decision with respect to such acquisition.

        (iv) Seller understands that the shares representing the Transferred Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that until such shares are so registered, the shares representing the Transferred Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

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        (v)       Seller agrees and understands that until the shares
                  representing the Transferred Shares are sold under an effective registration statement pursuant or sold pursuant to Rule 144 under the Securities Act, a legend substantially in the following form may be placed on the certificate representing the Transferred Shares:

                                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                                    HAVE NOT BEEN REGISTERED UNDER THE
                                    SECURITIES ACT OF 1933 AND MAY NOT BE SOLD,
                                    PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN
                                    ACCORDANCE WITH THE REGISTRATION
                                    REQUIREMENTS OF THE SECURITIES ACT OF 1933
                                    OR AN EXEMPTION THEREFROM AND, IN EACH CASE,
                                    IN COMPLIANCE WITH APPLICABLE STATE
                                    SECURITIES LAWS.

                                    THE SHARES REPRESENTED BY THIS CERTIFICATE
                                    ARE SUBJECT TO CERTAIN RESTRICTIONS ON
                                    TRANSFER AS SET FORTH IN AN ASSET PURCHASE
                                    AGREEMENT DATED AS OF FEBRUARY 28, 2007, AS
                                    IT MAY BE AMENDED FROM TIME TO TIME, A COPY
                                    OF WHICH IS ON FILE AT THE PRINCIPAL
                                    EXECUTIVE OFFICES OF THE ISSUER. NO
                                    REGISTRATION OR TRANSFER OF THESE SHARES
                                    WILL BE MADE ON THE BOOKS OF THE ISSUER
                                    UNLESS AND UNTIL SUCH RESTRICTIONS SHALL
                                    HAVE BEEN COMPLIED WITH."

        (vi) Seller represents that each of its shareholders has certified in writing that they have received and reviewed copies of the following documents filed by the Parent with the Securities and Exchange Commission ("SEC") prior to the date of this Agreement: (i) Annual Report on Form 10-K for the year ended June 30, 2006; (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006;
                  (iii) Proxy Statement on Schedule 14A filed on November 6, 2006; (iv) Current Reports on Form 8-K filed on October 19, 2006, November 7, 2006, January 24, 2007 and February 5, 2005; and (v) the description of the Parent's common stock contained in the Parent's registration statement on Form SB-2 filed with the Securities and Exchange Commission on July 5, 1996.

(p) Brokers or Finders Fees. Except with respect to the fees, commissions or expenses payable to GuidCap, LLC, Richard Reiss and Jimmy Caplan ("Finders") (whose fees, commissions or expenses shall be paid through the issuance by Purchaser of shares at the direction of Seller, with the effect of reducing the number of shares issued directly to the Seller and ultimately distributed to the Shareholders pursuant to the Plan of Reorganization), no agent, broker, investment banker or other firm, entity or individual is entitled to any broker's or finder's fee or any other commission or similar fee from Seller or any of its affiliates in connection with the transactions contemplated pursuant to this Agreement.

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(q)      Disclosure of Material Facts. None of the representations and warranties contained in this Agreement or the attached Schedules contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole and in light of the circumstances under which they were made or furnished, not false or misleading.

(r) Financial Statements. Attached hereto as Schedule 4.2(r) is a true and correct copy of the following financial statements of Seller (collectively, the "Financial Statements"): a balance sheet as of December 31, 2004, 2005 and 2006 and the related statement of income and retained earnings for the twelve (12) months then ended, along with a balance sheet as of February 28, 2007. The Financial Statements fairly present, in all material respects, the financial condition, assets and liabilities, results of operations and related costs and expenses of Seller as of the dates or for the periods presented in the Financial Statements, as applicable, in each case (except as disclosed on Schedule 4.2(r)), in conformity with generally accepted accounting principles, applied on a consistent basis during the period involved, subject in the case of the Interim Statements, to normal year-end and audit adjustments.
         The Financial Statements are in accordance with Seller's books and records.

(s) Validity of Sale. The sale of the Transferred Assets by Seller to Purchaser is a sale made for fair and valid consideration and the sale and the transactions contemplated pursuant to this Agreement have not been entered into by Seller with an intent to hinder, delay or defraud its creditors.

(t) Sales. Except as set forth in Schedule 4.2(t), Seller's sales in 2004, 2005 and 2006 for the Product Lines are set forth on Schedule 4.2(t) attached hereto, and Seller represents that Schedule 4.2(t) accurately represents the sales of such products during those periods.

(u)      Taxes.

                           (i) Definitions. "Tax" or "Taxes" means any federal,
                  state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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                           (ii) Seller has filed all Tax Returns that it was
                  required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file a Tax Return that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(v) Net Operating Loss. As of the Effective Date, the Seller has a net operating loss carryforward of not less than $720,036, and such net operating loss will be available for income tax purposes to Purchaser under section 381(a) of the Code (subject to the limitations of section 382 of the Code).

4.3 Purchaser's Representations and Warranties. Purchaser and Parent represent and warrant to Seller that:

(a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey. Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b)      Authority.

                           i. Purchaser has full power and authority to execute
                  and deliver this Agreement and other agreements contemplated herein and to consummate the transactions contemplated hereby.

                           ii. Parent has full power and authority to execute
                  and deliver this Agreement and other agreements contemplated herein, to issue the Transferred Shares and to consummate the transactions contemplated hereby.

(c) Authorization; Enforceability.

                           i. The execution and delivery by Purchaser of this
                  Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser or its stockholders are necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, now or hereafter in effect, and general principles of equity. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any court, government or governmental agency or third person in order to consummate the transactions contemplated by this Agreement.

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                           iii. The execution and delivery by Parent of this
                  Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent or its stockholders are necessary to authorize the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes Parent's legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, now or hereafter in effect, and general principles of equity. Parent need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any court, government or governmental agency or third person in order to consummate the transactions contemplated by this Agreement.

(d) Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of common stock, with a par value of $.002 per share (the "Common Stock") and 1,250 shares of preferred stock, with a par value of $.002 per share (the "Preferred Stock"). As of January 30, 2007, there were issued and outstanding 13,582,781 shares of Common Stock and 25 shares of Preferred Stock. All outstanding shares of Common Stock that make up the Transferred Shares, when issued, will be validly issued, fully paid and non-assessable. Other than this Agreement or the Escrow Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer by Purchaser (including any right of conversion or exchange under any outstanding security or other instrument) of the shares of Common Stock that make up the Transferred Shares. Upon consummation of the transactions contemplated hereby, Seller shall acquire good title to the shares of the Common Stock that make up the Transferred Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature arising prior to the deliver of the Transferred Shares to Seller, subject to the provisions of this Agreement.

(e) Nonviolation.

                           i. The execution and delivery of this Agreement and
                  the consummation of the transactions contemplated herein by Purchaser do not and will not (a) violate or conflict with the provisions of the Articles of Incorporation or Bylaws, or other charter documents, of Purchaser, (b) constitute a default under, violate, conflict with, or result in the termination of, any contract, agreement, judgment, order, injunction or decree to which Purchaser is a party, or by which Purchaser is bound, or (c) conflict with or violate any law, rule or regulation of any governmental authority having jurisdiction over Purchaser.

                           ii. The execution and delivery of this Agreement and
                  the consummation of the transactions contemplated herein by Parent do not and will not (a) violate or conflict with the provisions of the Articles of Incorporation or Bylaws, or other charter documents, of Parent, (b) constitute a default under, violate, conflict with, or result in the termination of, any contract, agreement, judgment, order, injunction or decree to which Parent is a party, or by which Parent is bound, or (c) conflict with or violate any law, rule or regulation of any governmental authority having jurisdiction over Parent.

(f) Brokers or Finders Fees. No agent, broker, investment banker or other firm, entity or individual is entitled to any broker's or finder's fee or any other commission or similar fee from Purchaser or Parent in connection with the transactions contemplated pursuant to this Agreement.

4.4 Survival. The representations and warranties of Seller, Seller Parties, Purchaser and Parent, respectively, contained in this Agreement shall survive the Closing for a twelve (12) month period.

                                   ARTICLE V
                         CLOSING AND CLOSING DELIVERIES

5.1 Form of Documents. At the Closing, the parties are delivering the documents, and performing the acts, which are set forth in this Article V. All documents to be delivered shall be in form and substance reasonably satisfactory to the party to whom such documents are to be delivered.

5.2 Purchaser's Deliveries. Subject to the fulfillment or written waiver of the conditions set forth herein, on the date hereof, Purchaser shall execute and/or deliver to Seller all of the following:

                  (a) counterpart of this Agreement duly executed by Purchaser;

                  (b) counterpart of an Assignment and Assumption Agreement substantially in the form of the Assignment and Assumption Agreement attached hereto as Exhibit B;

                  (c) as soon as practicable after the Closing Date, Purchaser shall cause its transfer agent to deliver a certificate representing the Transferred Shares to the Escrow Agent pursuant to Section 2.1(b);

                  (d) counterpart of an Escrow Agreement by and between Purchaser, Seller and Escrow Agent duly executed by Purchaser in the form attached hereto as Exhibit A; and

                  (e) counterpart of an Employment Agreement duly executed by each of Jeff O'Neal and Richard Sorenson in the form attached hereto as Exhibit D.

5.3 Seller's Deliveries. Subject to the fulfillment or written waiver of the conditions set forth in Section 5.2, Seller shall execute and/or deliver to Purchaser all of the following:

                  (a) counterpart of this Agreement duly executed by Seller and Seller Parties;

                  (b) counterpart of an Escrow Agreement by and between Purchaser, Seller and Escrow Agent duly executed by Seller in the form attached hereto as Exhibit A;

                  (c) counterpart of an Assignment and Assumption Agreement substantially in the form of the Assignment and Assumption Agreement attached hereto as Exhibit B;

                  (d) a Proprietary Rights Assignment duly executed by Seller in the form attached hereto as Exhibit C;

                  (e) any and all consents and/or approvals required in order for Seller to transfer the Transferred Assets to Purchaser and to complete the transactions contemplated by this Agreement;

                  (f) an Employment Agreement duly executed by each of Jeff O'Neal and Richard Sorenson in the form attached hereto as Exhibit D; and

                  (g) any other instruments that Purchaser may reasonably deem necessary or desirable to effect or evidence the transactions contemplated hereby, including, but not limited to, the following:

        (i) Certificate of Good Standing in Seller's jurisdiction of organization;

        (ii)      Certificates as to the incumbency of Seller's officers;

        (iii) Certificate setting forth the aggregate balance of the Seller's bank accounts, demand accounts, deposit accounts and cash on had as of the Closing Date; and

        (iv) Shareholder and board resolutions approving this Agreement and the transactions contemplated herein.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS

6.1 Licenses and Permits. Seller shall cooperate with Purchaser in all commercially reasonable respects in connection with Purchaser's application or the transfer, renewal, or issuance of any Permit.

6.2 Assistance with Preparation of Financial Statements. In the event Purchaser is required to prepare financial statements including information relating to the Transferred Assets in accordance with applicable laws, Seller shall use commercially reasonable efforts to assist Purchaser and make available such information deemed necessary by Purchaser to prepare such statements, at Purchaser's expense.

6.3 Remittance of Receipts. Any receipts collected by or paid to Seller after the Closing Date with regard to sale of Products after the Closing Date will be duly endorsed or assigned by Seller to Purchaser and promptly remitted to Purchaser in the same form as received by Seller.

6.4 Returned Goods. Seller acknowledges and agrees that the following category of goods returned by customers to Purchaser after the Closing Date shall remain the responsibility of Seller and Purchaser shall have no obligations thereby for defective goods which were sold by Seller prior to the Closing Date. Seller shall reimburse Purchaser for any such amounts within five (5) business days upon receipt of reasonably acceptable documentation of Purchaser's costs and expenses incurred to replace such customer's returned goods.

6.5 Confidentiality. Seller will keep confidential and will not directly or indirectly disseminate, disclose, use, communicate, divulge or otherwise appropriate any of the Confidential Information (as defined below). Seller will take all steps necessary or requested by Purchaser to ensure that all of the Confidential Information is kept secret and confidential for the sole use and benefit of Purchaser. All Confidential Information will be the exclusive property of Purchaser, and Seller will promptly deliver to Purchaser all Confidential Information, including all copies thereof, which is in Seller's possession or under Seller's control, without making or retaining any copies or extracts thereof. As used in this Agreement, "Confidential Information" means the information set forth on Schedule 6.5 attached hereto.

6.6 Non-Compete. As a condition to Purchaser's willingness to enter into this Agreement and consummate the transactions contemplated herein, for a period of two (2) years following the Closing, Seller and its officers, directors and Affiliates (as defined below) shall not directly or indirectly compete with, participate in, render services for, or in any manner engage in any business within the United States of America competing with the Product Lines. If, at the time of enforcement of this Section 6.6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. For the purposes of this Agreement, "Affiliates" means any person, firm, corporation, partnership, limited liability company, joint venture, business trust, association or other entity that now or in the future, directly or indirectly, controls, is controlled by or is under common control with Seller. Any transactions with Purchaser or its Affiliates pursuant to this Agreement or pursuant to their written approval or direction shall not be deemed in violation of this Section 6.6.

6.7 Remedies. Seller acknowledges and agrees that its obligations under Section
6.5 and 6.6 above are of a special, unique and extraordinary character, that they are reasonably related to the legitimate business interests of Purchaser, and that a failure to perform any such obligation or a violation of such obligations will cause irreparable injury to Purchaser, the amount of which would be impossible to estimate or determine and for which adequate compensation could not be fashioned. Therefore, Seller agrees that Purchaser will be entitled, as a matter of right, and without the need to prove irreparable injury or to post bond, to an injunction, restraining order, writ of mandamus or other equitable relief (including specific performance) from any court of competent jurisdiction, restraining any violation or threatened violation of any term of such Section 6.5 or 6.6, or requiring compliance with or performance of any obligation thereunder, by Seller and such other persons as the court will order. The rights and remedies provided Purchaser hereunder are cumulative and will be in addition to the rights and remedies otherwise available to Purchaser under any other agreement or applicable law, including the right to require Seller to account for and pay over to Purchaser all compensation, profits, moneys, accruals, increments or other benefits derived or received as a result of any transactions constituting a breach of the covenants contained therein.

6.8 Bulk Transfer Laws. The Parties do not believe that any laws relating to bulk sales or bulk transfers (including any such laws under the Uniform Commercial Code) are applicable to any of the transactions contemplated under this Agreement. Notwithstanding the foregoing, and in order to induce Purchaser to execute this Agreement and consummate these transactions, Seller will indemnify and defend Purchaser and its Affiliates and hold them harmless (in accordance with Article VII below) from and against any claim or other expense arising out of, resulting from or relating to, any determination of the applicability to any of the transactions of, or failure to comply with in connection with any of the transactions of, any of such laws.

6.9 Taxes. The Parties intend for the transactions contemplated by this Agreement to qualify as a "reorganization" within the meaning of section 368(a) of the Code and agree to report the transactions contemplated by this Agreement in a manner consistent with section 368(a) of the Code.

                                  ARTICLE VII
                            INDEMNIFICATION AGREEMENT

7.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VII. For the purposes of this Article VII, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim.

7.2 Seller's Indemnification Obligations. Seller and Seller Parties shall defend, indemnify, save and keep harmless Purchaser, its Affiliates and their respective representatives, officers, directors, shareholders, agents, employees, successors and assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of:

                  (a) any material inaccuracy in or any material breach of any representation and warranty made by Seller in this Agreement or in any closing document delivered to Purchaser in connection with this Agreement;

                  (b) any material failure by Seller to perform or observe any material covenant or agreement to be performed or observed by it or on its behalf under this Agreement or under any certificates or other documents or agreements executed by Seller in connection with this Agreement;

                  (c) other than the Assumed Liabilities, any of Seller's debts, liabilities, taxes, obligations, contracts or commitments of any nature or kind whatsoever, whether existing as of the Closing or arising thereafter, known or unknown, contingent or otherwise; or

                  (d) any agreements, contracts, negotiations or other dealings by Seller or any of its shareholders with any person concerning the sale of the Transferred Assets.

7.3 Purchaser's Indemnification Obligations. Purchaser shall defend, indemnify, save and keep harmless Seller, Seller Parties and their respective representatives, officers, directors, agents, employees, successors and assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in or breach of any representation and warranty made by Purchaser in this Agreement or in any closing document delivered to Seller in connection with this Agreement.

7.4 Deductible and Cap. Seller and Seller Parties shall be obligated to indemnify Purchaser under this Agreement only if Purchaser's Damages exceed the total of $35,000 and only for Purchaser's Damages in excess of (but not including) such amount (the "Deductible") and then only up to an aggregate of the value of the Transferred Shares then held in Escrow (the "Cap"), provided, the Deductible and the Cap shall not apply to Purchaser's Damages arising from fraud.

7.5 Exclusive Remedy. Seller, Seller Parties, Purchaser and Parent acknowledge and agree that, from and after the Closing, notwithstanding any other provision of this Agreement to the contrary, the sole and exclusive remedy of the Purchaser, its Affiliates and their respective representatives, officers, directors, shareholders, agents, employees, successors and assigns with respect to claims for Damages or otherwise, in connection with, arising out of or resulting from the subject matter of this Agreement and any related agreements and the transactions contemplated hereby and thereby, shall be in accordance with, and limited solely to indemnification under, the provisions of this
Article 7.

7.6 Sole Recourse. Except with regard to fraud, Purchaser's sole source of recovery for a claim for indemnification under this Article 7 shall be by offsetting such damages against the Transferred Shares then remaining in Escrow. For purposes of determining the number of Transferred Shares to be transferred to the Purchaser in the event of a claim for indemnification under this Article 7, each Transferred Share shall have a value equal to the average "Nasdaq Official Closing Price," which shall equal the normalized price of the last trade reported to Nasdaq's proprietary trade reporting system, of the Parent's common stock for the five (5) day period ending on the Closing Date.

7.7 Expiration of Indemnification/Time and Manner of Claim. Any notice of a claim by reason of any of the representations and warranties contained in this Agreement shall state specifically the representation or warranty with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of liability asserted against the other party by reason of the claim. Any claim made by Purchaser or Seller against the other for a default or breach of any covenant or agreement contained in this Agreement must be made by written notice, which shall state specifically the covenant or agreement with respect to which the claim is made, the facts giving rise to an alleged basis for such claim and the amount of liability asserted against the other party by reason of such claim.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 Expenses. Each party shall be responsible and pay for its respective expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation, all fees and expenses of agents, representatives, counsel, accountants and consultants.

8.2 Notices. Any notice required or permitted to be given under this Agreement shall be made in writing, and shall be effective when mailed, by registered or certified mail as follows:

                  Purchaser:         Integrated BioPharma, Inc.
                                     225 Long Avenue
                                     Hillside, NJ 07205
                                     Phone:  (973) 926-0816
                                     Fax:  (973) 926-1735
                                     Attn:  Chief Executive Officer

                  Copy to:           Greenberg Traurig, LLP
                                     200 Park Avenue
                                     New York, New York  10166
                                     Phone:  (212)  801-9200
                                     Fax:  (212)  801-6400
                                     Attn:  Andrew H. Abramowitz, Esq.

                  Seller:            BevSpec, Inc.
                                     11110 Metric Blvd, Suite E
                                     Austin, Texas  78758
                                     Phone:  (512) 637-8800
                                     Fax:  (512) 637-8803
                                     Attn:  Richard Sorenson

                  Copy to: McGinnis, Lochridge & Kilgore, LLP 600 Congress Avenue, Suite 2100 Austin, Texas 78701
                                     Phone:  (512) 495-6019
                                     Fax:  (512) 505-6319
                                     Attn:  Terry McDonald, Esq.

Any party may change said address by notice to the other parties in accordance with the terms hereof.

8.3 Press Releases and Announcements. Neither Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written consent of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or national exchange rule (in which case the disclosing Party shall use reasonable efforts to advise the other Party and provide it with a copy of the proposed disclosure prior to making such disclosure).

8.4 Representations as to Compliance with Law. Whenever a representation or warranty is made herein with respect to compliance with any law, that representation means the applicable subject matter is in material compliance with applicable statutes, regulations and ordinances as in existence on the date hereof and on the Closing Date and does not extend to any amendments or revisions of such laws adopted subsequent to such dates.

8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Seller may not assign its rights, interests or obligations hereunder.

8.6 Entire Agreement; Amendment. This Agreement, including the exhibits and schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings. The Parties hereto may, by mutual consent, amend or modify and supplement this Agreement in such manner as may be agreed upon in writing.

8.7 Captions. The captions and headings contained herein are solely for convenience of reference and will not affect the interpretation of any provision hereof.

8.8 Waiver, Discharge, etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the Parties. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

8.9 Governing Law. This Agreement shall be construed and the rights of the Parties hereunder shall be governed by laws of the State of New York. Venue for any dispute regarding this Agreement shall be in a court of competent jurisdiction in New York County, New York.

8.10 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement. This Agreement may be executed by facsimile signature.

8.11 Severability. Any portion of this Agreement that a court of competent jurisdiction shall determine to be void, unenforceable or against public policy, or for any other reason, shall be deemed to be severable from this Agreement and shall have no effect on the other covenants or provisions in this Agreement. It is agreed that the court shall be empowered to reform and construe any provision that would otherwise be void or unenforceable in a manner that will be valid and enforceable to the maximum extent permitted by law.

8.12 Attorneys' Fees. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

8.13 Further Assurances. Seller shall, and shall cause its officers, directors and Affiliates to, execute and deliver all other documents and instruments of conveyance, transfer or assignment and take all other actions reasonably requested by Purchaser at any time before or after the Closing Date to effect the sale and transfer to Purchaser of the Transferred Assets in accordance with this Agreement. Purchaser shall, and shall cause its officers, directors and Affiliates to, execute and deliver all other documents and instruments of conveyance, transfer or assignment and take all other actions reasonably requested by Seller at any time before or after the Closing Date to effect the sale and transfer to Seller of the Cash Consideration and the Transferred Shares in accordance with this Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the 28th day of February, 2007.



SELLER:  BevSpec, Inc.

-------------------------------------

By:  --------------------------------

Its: --------------------------------



PURCHASER:  Bioscience Technologies, Inc.

-------------------------------------

By:  E. Gerald Kay, President



PARENT:  Integrated BioPharma, Inc.

-------------------------------------

By:  --------------------------------

Its: --------------------------------



SHAREHOLDERS AND FINDERS SIGNING BELOW DO SO WITH REGARD SOLELY TO THE PROVISIONS OF SECTION 2.1(b) AND ARTICLES IV AND VII HEREOF:

---------------------------
Jeff O'Neal

---------------------------
Richard Sorenson

---------------------------
Jerome Hill

---------------------------
Harold Brown

---------------------------
Chuck Thompson

---------------------------
Scott Meehan

---------------------------
Katherine Blake Scattergood

---------------------------
James Owens

---------------------------
Nick Spiropoulos

---------------------------
Richard Reiss

---------------------------
James Caplan

---------------------------
Victor Nostas